Exhibit 99.1

Newpark Resources Provides Update on Impact of Hurricanes Katrina and
Rita; Company Expects to Meet Third Quarter Estimates

LAFAYETTE, La., Oct. 3 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) reported that following the impact of Hurricanes Katrina and Rita on its operations, all facilities, with the exception of its drilling fluid and environmental services sites in Cameron, La. and Venice, La., have been returned to service. Newpark’s Cameron facilities are expected to be returned to service within the next 60 days. The company’s Venice operations will remain out of service indefinitely due to the level of infrastructure damage in the area. Meanwhile, in order to meet customer needs, Newpark has added to or reinforced its customer service capabilities at Sabine Pass, Galveston and Freeport, Tx. and at Intracoastal City and Berwick, La. All facilities, including the company’s Cameron and Venice operations, are insured for physical damage and business interruption losses.

James D. Cole, Chief Executive Officer of Newpark Resources said, “While each of the facilities in the path of the hurricanes sustained some level of damage, substantially all of our facilities, other than Venice and Cameron, are operational. We believe that we are on target to meet third quarter estimates and expect that activity in the Texas Gulf Coast market, which was less directly affected, should return to pre-storm levels in the next 10 days.”

Recovery of Newpark’s operations along the Louisiana portion of the market will depend upon individual customers’ situations driven by their personnel, logistics and infrastructure damage. The company anticipates that over the next sixty days, business activity in the Louisiana market will return to more normal levels and that it should meet or exceed analysts’ earnings estimates for the fourth quarter. Newpark’s barite grinding plants, which support its drilling fluids operations, were minimally impacted and are in service to meet the needs of its customers.

Cole concluded, “We are working hard to meet the needs of our customers while we continue to help all of our employees who have been impacted by Hurricanes Katrina and Rita. We appreciate the support we have received and will continue to deliver positive results.”

Earnings Report and Conference Call

Due to the disruption and relocation that has resulted during September, the Company has rescheduled its quarterly earnings release to October 31 and the earnings conference call to 10:00 AM (ET) on November 1, 2005. The access number for the call will be 800-862-9098; the access code is “Newpark.”

Newpark Resources, Inc. provides drilling fluids, environmental waste treatment solutions, and temporary work sites and access roads for oilfield and other commercial markets. For information visit our web site at http://www.newpark.com .

Forward-looking Statements:

The foregoing discussion contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. There are risks and uncertainties that could cause future events and results to differ materially from those anticipated by management in the forward-looking statements included in this press release. For further information regarding these and other factors, risks and uncertainties affecting Newpark, we refer you to the risk factors set forth in the Prospectus included in Newpark’s Registration Statement on Form S-3 filed on May 8, 2002 (File No. 333-87840), to the section entitled “Forward Looking Statements” on page 17 of that Prospectus and to our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2004. In particular, as described on page 9 of that Prospectus, any material decline in the level of oil and gas exploration and production activity could result in fewer opportunities being available for the service industry in general and Newpark in particular, and may adversely affect the demand for our services. In addition, as described on page 13 of that Prospectus, rescission or relaxation of governmental regulations, including in the discharge regulations recently implemented, could reduce the demand for Newpark’s services and reduce Newpark’s revenues and income. We strongly urge you to review these filings for a more detailed discussion of these risks and uncertainties. Newpark’s SEC filings can be obtained at no charge at http://www.sec.gov , as well as through our website http://www2.newpark.com .

CONTACT:  Matthew W. Hardey, Vice President of Finance of Newpark
Resources, Inc., +1-337-984-4445/
Web site:  http://www.newpark.com
http://www2.newpark.com /